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                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated June 12, 1996, except as to the stock exchange transaction described in Note 1 which is as of July 19, 1996, relating to the consolidated financial statements of R&G Financial Corporation, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Price Waterhouse

PRICE WATERHOUSE

San Juan, Puerto Rico
August 9, 1996